CODE OF ETHICS

I. STATEMENT OF GENERAL PRINCIPLES.

         This Code of Ethics is being adopted by the funds listed on Exhibit A (each a "Fund"), in recognition of the fact that the Fund owes a duty at all times to place the interests of its investors first. In recognition of such duty it is the Fund's policy that the personal securities transactions and other activities of Fund personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" investment company securities trades. It is also the Fund's policy that Fund personnel should not take inappropriate advantage of their position with respect to the Fund and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of investors in the Fund.

II.      DEFINITIONS.

         For Purposes of this Code of Ethics:

                    A. "Fund" shall mean each investment company listed in Exhibit A, as amended from time to time.

                    B. "Investor" shall mean any investor in a Fund (including, if applicable, investors holding interests in a Fund directly or indirectly through a separate account of an insurance company).

                    C. "Access Person" shall mean any trustee, officer or employee of the Fund who makes, participates in or obtains information regarding the purchase or sale of securities for the Fund's portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities for the Fund.

                    D. "Investment Person" shall mean any officer or employee of the Fund who makes, participates in or executes decisions regarding the purchase or sale of securities for the Fund's portfolios.

III. PROHIBITED PRACTICES.

         In furtherance of the policies set forth in paragraph I above, the following practices shall be prohibited:

                    A. No Investment Person shall purchase any security during the initial public offering of such security.

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                    B. No Investment Person shall purchase any security in a
         private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Coordinator. In considering whether to approve any such transaction, the Compliance Coordinator shall take into account, among other factors, whether the investment opportunity should be reserved for the Fund and its Investors and whether the opportunity is being offered to an individual by virtue of his position. Any Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Coordinator before he takes part in a subsequent consideration of the Fund's investment in that issuer, and the decision to include securities of such issuer in the Fund shall be subject to independent review by Counsel to the Fund.

                    C. No Access Person shall purchase or sell a security within seven days before or after that security is bought or sold by the Fund if such Access Person knows or should know that such security is being bought or sold by the Fund.

                    D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

                    E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Coordinator upon a determination that board service would be consistent with the interests of the Fund and its investors and the establishment of appropriate "Chinese wall" procedures by the Compliance Coordinator.

                    F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

                    G. No Access Person or Investment Person who has had two violations of this Code of Ethics during the prior 12 month period shall purchase or sell any security unless such purchase or sale has been approved in advance by the Compliance Coordinator.

IV. COMPLIANCE PROCEDURES.

         In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

                    A. The securities trading personnel of the Fund shall provide the Compliance Coordinator with a daily summary of buy and sell orders entered by, on behalf of, or with respect to the Fund.

                    B. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance

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         Coordinator. The Compliance Coordinator shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

                    C. Each Access Person shall disclose all personal securities holdings to the Compliance Coordinator both upon commencement of employment with the Fund and within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit B.

                    D. Within 15 days following the end of each calendar year, each Access Person shall certify to the Fund that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit C.

                    E. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance Coordinator all personal securities transactions effected during such quarter by submitting the form attached hereto as Exhibit D.

                    F. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Fund shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

                    G. The requirements of Section IV(B), IV(C) and IV(E) shall be deemed to be complied with by any Access Person who complies with substantially similar requirements contained in the First Trust Portfolios L.P. Unit Investment Trust Code of Ethics, First Trust Advisors L.P. Investment Company Code of Ethics or First Defined Portfolio Fund LLC Code of Ethics.

                    H. The requirements of Section IV(B), IV(C) and IV(E) shall not apply to any member of the Board of Trustees of the Fund unless such member knows or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that during the seven day period immediately preceding or after the date of any transaction in a security by the member such security was purchased or sold by the Fund or such purchase or sale was considered by the Fund or its investment adviser.

V. EXEMPTIONS.

         The following transactions shall be exempted from the provisions of
Article III and, in the case of paragraph A, C, and D, Article IV of this Code of Ethics:

                    A. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts.

                    B. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

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                    C. Purchases which are part of an automatic dividend
         reinvestment plan or which involve no investment decision by the purchaser.

                    D. Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of First Trust Advisors L.P., subject to prior notice to the Fund's Board of Trustees.

 VI. SANCTIONS.

         Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Fund may impose such sanctions as it deems appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator.


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                                    EXHIBIT A

         For purposes of this Code of Ethics, the Funds include the following:

         First Trust Value Line(R) 100 Fund

         First Trust Value Line(R) Dividend Fund





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                                    EXHIBIT B

                                 CODE OF ETHICS
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT


Name of Access/Investment Person: _____________________________________________

Date:  _______________

   [   ] I hereby certify that as of _______________, I had a beneficial ownership interest in no securities other than those set forth below.

              ISSUER          # OF SHARES/PRINCIPAL AMOUNT        MARKET VALUE














                                       OR

   [   ] I hereby certify that as of _______________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

                                       OR

   [   ] I hereby certify that as of _______________, I had a beneficial interest in no securities.



                                 -------------------------------------------
                                 Signature


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                                    EXHIBIT C

                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION


         I, ____________________, hereby certify that I have read, and understand the Code of Ethics for the Funds, as defined in the Code. Furthermore, I certify that I have complied with its provisions during the preceding year.

Date:  _______________



                               ---------------------------------------------
                               Signature





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                                    EXHIBIT D

                            ACCESS/INVESTMENT PERSON
                          QUARTERLY TRANSACTION REPORT


Name of Access/Investment Person: _____________________________________________

Date:  _______________

   [   ] I hereby certify that during the calendar quarter ended
         _______________, I had a beneficial ownership interest in the following securities transactions:

    TYPE OF                                        # OF SHARES/
  TRANSACTION    TYPE OF SECURITY    ISSUER      PRINCIPAL AMOUNT      $ AMOUNT














                                       OR

   [   ] I hereby certify that during the calendar quarter ended
         _______________, I had a beneficial ownership interest in no securities transactions other than those set forth on the attached brokerage account confirmations.

                                       OR

   [   ] I hereby certify that during the calendar quarter ended
         _______________, I had a beneficial ownership interest in no securities transactions.



                                    ------------------------------------------
                                    Signature


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                        CODE OF ETHICS DISTRIBUTION LIST
                                 ACCESS PERSONS






                        CODE OF ETHICS DISTRIBUTION LIST
                               INVESTMENT PERSONS